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                                                                     EXHIBIT 3.1

           Resolutions Adopted at the January 30, 1996 Meeting of the
                  Board of Directors of Sunrise Medical, Inc.

                                   Exhibit A
                                   ---------

BD1996.19 AMENDMENT TO THE BY-LAWS
          ------------------------

          RESOLVED, that the first sentence of Article III, Section 1 be amended to read:

          "The number of directors which shall constitute the whole Board shall be eight (8)."